Exhibit 99.3

Annovis Bio, Inc. Announces Closing of $21 Million Public Offering

MALVERN, PA – February 4, 2025 – Annovis Bio, Inc. (NYSE: ANVS) (“Annovis” or the “Company”), a late-stage clinical drug platform company pioneering transformative therapies for neurodegenerative diseases such as Alzheimer’s disease (AD) and Parkinson’s disease (PD), today announced the closing of its previously announced underwritten public offering of 5,250,000 shares of common stock and warrants to purchase 5,250,000 shares of common stock at a combined public offering price of $4.00 per share and associated warrant. The warrants have an exercise price of $5.00 per share and are immediately exercisable upon issuance for a period of five years following the date of issuance. Total gross proceeds from the offering, before deducting the underwriter’s discounts and other offering expenses, were $21 million.

The Company intends to use the net proceeds from the offering primarily for the continued clinical development of the Company’s lead compound, Buntanetap in a Phase 3 study for Alzheimer’s disease, and for working capital and general corporate purposes.

ThinkEquity acted as the sole book-running manager for the offering.

The securities were offered and sold pursuant to a shelf registration statement on Form S-3, as amended (File No. 333-276814), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 1, 2024, and declared effective on February 12, 2024. The offering was made only by means of a written prospectus. A final prospectus supplement and accompanying prospectus describing the terms of the offering have been filed with the SEC on its website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Annovis Bio, Inc.

Headquartered in Malvern, Pennsylvania, Annovis is dedicated to addressing neurodegeneration in diseases such as AD and PD. The company’s innovative approach targets multiple neurotoxic proteins, aiming to restore brain function and improve the quality of life for patients. For more information, visit www.annovisbio.com and follow us on LinkedIn, YouTube, and X.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, the Company’s plans related to clinical trials. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, those related to patient enrollment, the effectiveness of Buntanetap, and the timing, effectiveness, and anticipated results of the Company’s clinical trials evaluating the efficacy, safety, and tolerability of Buntanetap. Additional risk factors are detailed in the Company’s periodic filings with the SEC, including those listed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are based on information available to the Company as of the date of this release. The Company expressly disclaims any obligation to update or revise its forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact:

Annovis Bio Inc.

101 Lindenwood Drive

Suite 225

Malvern, PA 19355

www.annovisbio.com

Investor Contact:

Scott McGowan

InvestorBrandNetwork (IBN)

Phone: 310.299.1717

www.annovisbio.com/investors-relations

IR@annovisbio.com